Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

April 11, 2014

Board of Directors

Northwest Biotherapeutics, Inc.

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

Ladies and Gentlemen:

We have acted as counsel to Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to an aggregate 4,545,454 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), pursuant to the registration statement on Form S-3 (Registration Statement No. 333-185898), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), as declared effective by the Commission on February 5, 2013 (the registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act (together, the “Prospectus”).

The Shares are to be sold pursuant to a letter agreement, dated as of April 9, 2014 (the “Placement Agreement”), by and between the Company and H. C. Wainwright & Co., LLC (the “Placement Agent”), and a Securities Purchase Agreement, dated as of April 9, 2014 (the “Purchase Agreement”), by and among the Company and the purchaser signatory thereto, each of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on April 10, 2013.

Pursuant to the Placement Agreement, the Company will issue to the Placement Agent warrants (the “Warrants”) to purchase up to an aggregate of 227,272 shares of Common Stock (the “Warrant Shares”). The Warrant Shares will be issued and sold pursuant to the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended to date, the Company’s Third Amended and Restated Bylaws, as amended to date, the Placement Agreement, the Purchase Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Placement Agreement, the Purchase Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants and in accordance with the Placement Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP